Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

Cameron McAulay	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

Intevac Welcomes Eiji Miyanaga to its Board of Directors

Santa Clara, Calif. — August 27, 2024 — Intevac, Inc. (Nasdaq: IVAC), a leading supplier of thin-film processing systems, today announced that it has expanded its Board of Directors with the appointment of industry veteran Eiji Miyanaga, as a new independent director.

Mr. Miyanaga most recently served on the board of directors of Ferrotec Holdings Corporation (JASDAQ: 6890), a leading global supplier of advanced materials, components, and precision system solutions used in a broad array of end products, manufacturing systems, and industries, with over $1.5B of sales annually. Mr. Miyanaga spent the majority of the last 30 years serving as CEO of Ferrotec USA, where he transformed the company from a single technology-based business to a multi-product, multi-market and multi-technology company, providing critical components to leading semiconductor manufacturers worldwide. His tenure on the board of directors of Ferrotec Holdings Corporation spanned years 2015 through his retirement in September 2023, with additional director roles as Chairman of the Board of Ferrotec USA from 2002 until September 2023, Chairman of the Board of Ferrotec Manufacturing Malaysia from April 2022 through June 2023, and as non-executive director at Ferrotec Material Technology Corporation, from 2015 until June 2023. Additional director roles include Chairman of the Board of California-based Admap Ceramics Inc., from 2015 to 2018.

“Today’s announcement that we have expanded the Company’s Board of Directors to welcome Mr. Miyanaga marks the culmination of an extensive search to add significant new expertise in the Asia-based electronics manufacturing markets,” commented Nigel Hunton, Intevac’s president and chief executive officer. “Intevac’s commitment to enhancing shareholder value is squarely focused on accessing new markets that represent significant growth potential for our unique value proposition, namely, the confluence of materials science and manufacturing agility to enable highly-engineered thin film coating technologies deployed in ultra-high-productivity manufacturing environments. Today’s growth opportunities are squarely focused on the Asia-based electronics supply chain, making Mr. Miyanaga’s contributions invaluable in our pursuit of new customers and partnerships that will bolster our future growth potential.”

“This is an incredibly exciting time for Intevac, with the recent market launch of its groundbreaking TRIO™ platform,” said Mr. Miyanaga. “I admire the leadership team’s hard work and dedication in their efforts to make this product launch the most successful in the Company’s history. This will require success in the Asia markets, and I look forward to making positive contributions to the relationships that will help shape the future growth trajectory of Intevac.”

Remarking on the appointment, Chairman David Dury said, “Eiji brings significant global leadership experience to the Intevac board, with an impressive history of success as a seasoned industry executive, as well as substantial experience in corporate governance. We expect his broad technology experience and deep knowledge of the electronics supply chain in Asia will bring significant value to our Board.”

About Intevac, Inc.

Founded in 1991, we are a leading provider of thin-film process technology and manufacturing platforms for high-volume manufacturing environments. As a long-time supplier to the hard disk drive (HDD) industry, our industry-leading 200 Lean® platform supports the majority of the world’s capacity for HDD disk media production, as well as all technology upgrade initiatives currently underway in support of next-generation HAMR (heat-assisted magnetic recording) media. With over 30 years of leadership in designing, developing, and manufacturing high-productivity, thin-film processing systems, we also are leveraging our technology and know-how for additional markets with our groundbreaking TRIO™ platform, which enables high-value coatings to be deployed cost-effectively on an array of glass displays and other substrates, including for consumer devices. For more information call 408-986-9888, or visit the Company’s website at www.intevac.com. TRIO™ is a trademark of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: quotations from management, the Company’s growth potential, products, strategy and future financial performance. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to, global macroeconomic conditions and supply chain challenges including shipment delays, availability of components, and freight, logistics and other disruptions, and changes in market dynamics that could change the forecasts and delivery schedules for both our systems and upgrades, each of which could have a material impact on our business, our financial results, and the Company’s stock price. These risks and other factors are detailed in the Company’s periodic filings with the U.S. Securities and Exchange Commission, including its most recent quarterly report on Form 10-Q.

All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Intevac does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement.